EXHIBIT 99.2



                                 GLOBAL BANCORP

       PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ____, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder of Global Bancorp common stock acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of Global Bancorp, and the accompanying proxy statement/prospectus dated ________________, 2000, and revoking any Proxy heretofore given, hereby constitutes and appoints ________ and ________, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Global Bancorp common stock standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of Global Bancorp, to be held at _________, California, on _______,____, 2000 at _____ or at any adjournments thereof, upon the following items as set forth in the Notice of Special Meeting and proxy statement/prospectus and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof

         1. Adoption and approval of the Second Restatement of the Agreement and Plan of Reorganization and Merger dated October __, 1999, by and among Humboldt Bancorp, Humboldt Bank, Global Bancorp and Capitol Thrift & Loan Association and the related Agreement to Merge to be entered into among Humboldt Bancorp, Humboldt Bank, Global Bancorp and Capitol Thrift & Loan Association pursuant to which Global Bancorp will be merged with and into Humboldt Bancorp, and Capitol Thrift & Loan Association will become a subsidiary of Humboldt Bancorp.

         |_| FOR        |_|  AGAINST        |_|   ABSTAIN

         In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting, including, but not limited to, any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSAL NO. 1

          SHAREHOLDER(S)                             NO. OF COMMON SHARES

          -----------------------                    -------------------------

         -----------------------

         -----------------------

         DATE:________________

Please date and sign exactly as your name(s) appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign.


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WHETHER OR NOT YOU PLAN TO ATTEND  THIS  MEETING,  PLEASE  SIGN AND RETURN  THIS
PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

I/We do ____ or do not ____ expect to attend this meeting.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO IT BEING VOTED